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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
First Mississippi Corporation


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and the related joint proxy statement/prospectus of Mississippi Chemical Corporation and First Mississippi Corporation for the registration of shares of common stock of Mississippi Chemical Corporation, to the use of our report dated September 6, 1996, included herein, with respect to the special-purpose combined balance sheets of First Mississippi Fertilizer Business to be Merged as of June 30, 1996 and 1995 and the related special-purpose combined statements of operations and cash flows for each of the years in the three-year period ended June 30, 1996, and to the use of our report, incorporated by reference herein, with respect to the consolidated balance sheets of First Mississippi Corporation and subsidiaries as of June 30, 1996 and 1995 and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended June 30, 1996, which report is included in the Annual Report on Form 10-K/A of First Mississippi Corporation for the year ended June 30, 1996.


                                      KPMG PEAT MARWICK LLP
Jackson, Mississippi
November 14, 1996